American Odyssey Funds, Inc.
                          Form: N-SAR December 31, 1997
                              Attachment - Item 77O


                                   Transactions effected pursuant to Rule 10f-3

Transaction # 1: Emerging Opportunities Fund, purchase of Axiom, Inc.

If any such transactions were effected during the reporting period, the following information should be furnished:

1. From whom was the securities acquired.

    Lehman Brothers, Inc. Lehman Brothers, Inc. was not an affiliated underwriter of the Fund.

2. Identify the underwriting syndicate's members.

    Cowen & Co. was the affiliated underwriter of the Fund and the syndicate included various other underwriters.

3. Terms of the transaction.

Emerging Opportunities Fund, managed by Cowen Asset Management, purchased 10,300 shares of common stock of Axiom, Inc., a company in continuous operation for 3+ years, in an initial public offering at the offering price of $12 per share on July 7, 1997. The underwriting spread paid was 7%. The percentage of the offering purchased by the Emerging Opportunities Fund was less than 0.5% of the total offering. This purchase represented less than 1% of the Emerging Opportunities Fund assets. The security purchased was part of an issue registered with the Securities and Exchange Commission and was part of a firm commitment underwriting.

4. Information or materials upon which the determination described in paragraph
   (h)(3) of the rule 10f-3 was made.

The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled Third quarter 1997 meeting as well as information supporting the reasonableness of the 7% spread paid to certify that the purchase was made in compliance with the Board adopted rule 10f-3 procedures.

                          American Odyssey Funds, Inc.
                          Form: N-SAR December 31, 1997
                              Attachment - Item 77O


                                    Transactions effected pursuant to Rule 10f-3

Transaction # 2: Emerging Opportunities Fund, purchase of Microcell Telecommunications

If any such transactions were effected during the reporting period, the following information should be furnished:

1. From whom was the securities acquired.

    Merrill Lynch. Merrill Lynch was not an affiliated underwriter of the fund.

2. Identify the underwriting syndicate's members.

   Cowen & Co. was the affiliated underwriter of the Fund and the syndicate included various other underwriters.

3. Terms of the transaction.

Emerging Opportunities Fund, managed by Cowen Asset Management, purchased 15,100 shares of common stock of Microcell Telecommunications, a company in continuous operation for 3+ years, in an initial public offering at the offering price of $10.925 per share on October 8, 1997. The underwriting spread paid was 5%. The percentage of the offering purchased by the Emerging Opportunities Fund was less than 1% of the total offering. This purchase represented less than 1% of the Emerging Opportunities Funds assets. The security purchased was part of an issue registered with the Securities and Exchange Commission and was part of a firm commitment underwriting.

4. Information or materials upon which the determination described in paragraph
   (h)(3) of the rule 10f-3 was made.

The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled fourth quarter 1997 meeting as well as information supporting the reasonableness of the 5% spread paid to certify that the purchase was made in compliance with the Board adopted rule 10f-3 procedures.

                          American Odyssey Funds, Inc.
                          Form: N-SAR December 31, 1997
                              Attachment - Item 77O


                           Transactions effected pursuant to Rule 10f-3

Transaction # 3: Emerging Opportunities Fund, purchase of Healthworld
Corporation.

If any such transactions were effected during the reporting period, the following information should be furnished:

1. From whom was the securities acquired.

    CE Unterberg Towbin. CE Unterberg Towbin was not an affiliated underwriter of the Fund.

2. Identify the underwriting syndicate's members.

    Cowen & Co. was the affiliated underwriter of the Fund and the syndicate included various other underwriters.

3. Terms of the transaction.

Emerging Opportunities Fund, managed by Cowen Asset Management, purchased 13,200 shares of common stock of Healthworld Corporation, a company in continuous operation for 3+ years, in an initial public offering at the offering price of $9.00 per share on November 21, 1997. The underwriting spread paid was 7%. The percentage of the offering purchased by the Quality Bond Portfolio was less than 1% of the total offering. This purchase represented less than 1% of the Emerging Opportunities Funds assets. The security purchased was part of an issue registered with the Securities and Exchange Commission and was part of a firm commitment underwriting.

4. Information or materials upon which the determination described in paragraph
   (h)(3) of the rule 10f-3 was made.

The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled fourth quarter 1997 meeting as well as information supporting the reasonableness of the 7% spread paid to certify that the purchase was made in compliance with the Board adopted rule 10f-3 procedures.